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                                                                      EXHIBIT 15
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                  AWARENESS LETTER OF INDEPENDENT ACCOUNTANTS

October 30, 2000

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


Commissioners:

We are aware that our reports dated May 9, 2000 and August 8, 2000, on our reviews of interim financial information of Baxter International Inc. (the "Company") as of and for the periods ended March 31, 2000 and June 30, 2000, and included in the Company's quarterly reports on Form 10-Q for the quarters then ended are incorporated by reference in its Form S-8 Registration Statement dated October 30, 2000.

Very truly yours,



PricewaterhouseCoopers LLP

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